UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of the Securities Exchange

Act of 1934

Date of report (Date of earliest event reported): August 10, 2006

CNET Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-20939	13-3696170
(Commission File Number)	(IRS Employer Identification Number)

235 Second Street

San Francisco, CA 94105

(Address of principal executive offices including zip code)

(415) 344-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

CNET Networks, Inc. announced that it intends to request a hearing before the Nasdaq Listing Qualifications Panel in response to the receipt of a Nasdaq Staff Determination notice on Monday, August 14, 2006, stating that the company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14). The letter was issued in accordance with Nasdaq procedures because the company has not timely filed its Quarterly Report on Form 10-Q for the period ended June 30, 2006. Pending a decision by the hearing panel, CNET’s common stock will remain listed on The Nasdaq National Market. However, there can be no assurance that the hearing panel will grant the company’s request for continued listing.

The company has previously announced that a special committee of the Board of Directors is conducting a review of the company’s stock option practices and related accounting. The company intends to file its Form 10-Q once the special committee has completed its review and the company’s independent registered public accountants have completed their procedures.

A copy of the press release disclosing receipt of the Notice is attached hereto as Exhibit 99.1 and is incorporated in this Item 3.01 by reference.

Item 8.01.	Other Events.

On August 10, 2006, the company received a notice from the trustee under the indenture governing the company’s $125 million aggregate principal amount 0.75% Convertible Senior Notes due 2024 (the “Notes”) notifying the company that it is in default of its covenant to file with the trustee all reports required to be filed with the Securities and Exchange Commission (“SEC”) under Section 13 or 15(d) of the Securities Exchange Act of 1934 within fifteen days after they are required to be filed with the SEC.

Under the terms of the indenture relating to the Notes, the Company has 60 days to cure a breach. If the company does not cure the breach within that period, either the trustee or the holders of at least 25% aggregate principal amount of outstanding Notes may accelerate the maturity of the Notes, causing the outstanding principal amount plus accrued interest to be immediately due and payable.

As of August 16, 2006, all required interest and principal payments have been timely made on the Notes. As of June 30, 2006, the Company had approximately $143.3 million of cash and investments.

A copy of the press release disclosing receipt of the Notice is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated August 16, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2006

CNET Networks, Inc.

By:	/s/ GEORGE E. MAZZOTTA

Name:	George E. Mazzotta
Title:	Chief Financial Officer

Exhibit Index

99.1	Press Release dated August 16, 2006